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                                                                       Exhibit 1



                          2,400,000  SHARES OF COMMON STOCK


                                  RESPONSE USA, INC.


                                UNDERWRITING AGREEMENT



                                                      January ___, 1998


Hampshire Securities Corporation
640 Fifth Avenue
New York, New York  10019

Gentlemen:

    The undersigned, Response USA, Inc., a Delaware corporation (the
"Company"), hereby confirms its agreement with Hampshire Securities Corporation, as representative (individually, the "Representative") of the several underwriters identified in Schedule I hereto (together with the Representative, the "Underwriters") as follows:

    1.   INTRODUCTION.    The Company proposes to issue and sell to the
Underwriters an aggregate amount of 2,400,000 shares of common stock, par value $.008 per share (the "Common Stock"), of the Company. All references to share information in this Agreement gives effect to a proposed one-for-three reverse stock split of the Company's Common Stock. Such shares of Common Stock are hereinafter referred to as the "Stock." In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Representative an option (the "Over-allotment Option") to purchase from it, in the aggregate, up to an additional 360,000 shares (the "Additional Stock") of Common Stock. The Common Stock is more fully described in the prospectus referred to below.



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    2.   REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to, and agrees with, the Underwriters that:


              (1) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration File No. 333-37595), including in such registration statement and each such amendment a related preliminary prospectus, for the registration of the Stock, the Additional Stock, the common stock purchase warrants referred to in Section 5(a)(16) (the "Representative's Warrants") and the shares of Common Stock underlying the Representative's Warrants (the "Warrant Stock") under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" shall refer to such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective under the Act (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof, provided, however, that such registration statement, at the time it becomes effective, may omit such information as is permitted to be omitted from such registration statement when it becomes effective under the Act pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such registration statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations); the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with the Representative's consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" shall refer to the final prospectus in the form



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         first filed pursuant to Rule 424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement.

              (2) When the Registration Statement becomes effective under the Act, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus), respectively, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective under the Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, contained all statements required to be stated therein in accordance with the Act and the Regulations, complied with the Act and the Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be


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         stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this
         Section 2(a)(2) with respect to statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto.


              (3) The Company has filed with the Commission on a timely basis all filings required of a company whose securities have been registered under the Exchange Act (collectively, the "Exchange Act Filings"). None of the Company's Exchange Act Filings contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

              (4) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Stock, the Additional Stock, the Representative's Warrants or the Warrant Stock, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

              (5) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.



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              (6)  The Company has no subsidiary or subsidiaries (as defined in the Regulations) other than as disclosed in the Registration
         Statement. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries taken as a whole.

              (7) The Company has authorized capital stock as disclosed in the Registration Statement, of which the Prospectus is a part. Except as disclosed in the Prospectus, each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly be described in the Prospectus. The certificates evidencing the Common Stock are in proper form.



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              (8)  The consolidated financial statements of the Company
         included in the Registration Statement and the Prospectus fairly present, with respect to the Company and its combined subsidiaries, the financial position, the results of operations, the cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company and its combined subsidiaries. Deloitte & Touche, LLP, the accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement, are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

              (9) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of the Company, threatened or in prospect (or any basis therefor) with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and can not in the future reasonably be expected to have, a material adverse effect upon the operations, business, properties, or assets of the Company



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         and its subsidiaries taken as a whole. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have, and can not in the future reasonably be expected to have, a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries taken as a whole; nor is the Company currently required to take any action in order to avoid any such violation or default.

              (10) The Company has good title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, except such as to not materially and adversely affect the value of such property and do not interfere with the use made or proposed to made of such property (or except as may be properly described in the Prospectus). No real property leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inactions of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company (or except as may be properly described in the Prospectus).

              (11) Neither the Company nor, to the knowledge of the Company, any other party, is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance



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         with its terms.  The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except as described in the Prospectus, the Company is not a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation, as amended, (or other charter document) or by-laws, as amended.

              (12) All United States and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested, except as may be properly described in the Prospectus. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be so designated in the Prospectus. The Company has not infringed, is not infringing, or has not received notice of (or knows of any basis for) a third party claim of infringement with respect to asserted Intangibles of others, except as may be properly described in the Prospectus. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had, or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as may be properly described in the Prospectus.

              (13) Neither the Company nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment,



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         or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.


              (14) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Representative's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Representative's Warrants (except filings under the Act which have been or will be made before the Closing Date and filings and consents consisting only of filings and consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Representative's Warrants; and the execution, delivery, and performance of this Agreement and the Representative's



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         Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation, as amended (or other charter document) or by-laws, as amended, of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its respective operations, businesses, properties, or assets are subject.


              (15) The Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the Underwriters will receive good title to the Stock and the Additional Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Common Stock, the Stock, and the Additional Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

              (16) The Warrant Stock is validly authorized and has been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Representative's Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Representative's Warrants will receive good title to the securities purchased by them upon the exercise of the Representative's Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Representative's



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         Warrants and the Warrant Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.


              (17) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock, or
         (iv) experienced any adverse changes or any development which may materially adversely effect the condition (financial or otherwise), net assets or stockholders' equity, results of operations, business, key personnel, assets, or properties of the Company and its subsidiaries taken as a whole.

              (18) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Stock or the Additional Stock.

              (19) The Company has obtained from each of its directors, officers, and stockholders owning at least 5% of the outstanding Common Stock of the Company (hereinafter called the "Principal Stockholders"), a written agreement, in form and substance satisfactory to counsel for the Underwriters, that, for a period of 12 months from the date on which the Registration Statement shall become effective under the Act, he, she, or it will not, without the Representative's prior written consent, publicly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company,



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         including, without limitation, any shares of Common Stock issuable pursuant to the terms of any employee stock options; provided, however, that such persons may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of his, her, or its shares of Common Stock or other such security or instrument of the Company during such period only if such transaction is private in nature and the transferee of such shares of Common Stock or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of such agreement.


              (20) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (21) Except for the securities that are being registered pursuant to the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

              (22) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

              (23) Neither the Company, nor any of its affiliates, is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the Registration Statement is declared effective under the Act or with the Florida Department of Banking and Finance (the "Florida Department"), whichever is later, and prior to the end of the period referred to in the first clause of Section 2(a)(2), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in Section 2(a)(2), will inform



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         the Florida Department within 90 days after any change occurs with respect to previously reported information.


              (24) To the knowledge of the Company, no officer, director, or Principal Stockholder of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof.

              (25) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon; and there is no tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company.

              (26) To the best knowledge of the Company, none of the activities or businesses of the Company is in violation of, or will cause the Company to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse effect upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company.

              The Common Stock has been designated for quotation on the NASD Automated Quotations National Market System (the "NNM").

    3.   PURCHASE, SALE, AND DELIVERY OF THE STOCK AND THE ADDITIONAL STOCK.
    On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Stock set forth opposite the respective names of the Underwriters in Schedule I hereto.

    The purchase price per share of the Stock to be paid by the Underwriters shall be $__________. The public offering price per share of the Stock shall be $_______.



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    Payment for the Stock by the Underwriters shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Hampshire Securities Corporation, 640 Fifth Avenue, New York, New York 10019, or at such other place in the New York City metropolitan area as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Stock to the Representative for the respective accounts of the Underwriters. Such delivery and payment shall be made by 12:00 p.m., New York City local time, on the third business day following the time of the public offering, as defined in Section 11(a) (unless such time and date is postponed in accordance with the provisions of Section 9(c)), or at such other time as shall be agreed upon between the Representative and the Company. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."

    Certificates for the Stock shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

    In addition, the Company hereby grants to the Representative, the Over-allotment Option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the Underwriters to the Company for the Stock as provided for in this Section 3. The Over-allotment Option may be exercised only to cover over-allotments in the sale of shares by the Underwriters. The Over-allotment Option may be exercised by the Representative on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth (45th) day following the date on which the Registration Statement becomes effective under the Act, by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the Over-allotment Option is being exercised (which shall be allocated as to the Company and the Representative deem appropriate) and the time and date, as determined by the Representative, when such shares of Additional Stock are to be delivered (such time and date are hereinafter referred to as an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be


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earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the Over-allotment Option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

    In the event the Company declares or pays a dividend or a distribution on the Common Stock, whether in the form of cash, shares of Common Stock, or other consideration, prior to the Additional Closing Date, such dividend or distribution shall also be paid on the Additional Stock on the later of the Additional Closing Date and the date on which such dividend or distribution is payable.

    Payment for the shares of Additional Stock by the Representative shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Hampshire Securities Corporation, 640 Fifth Avenue, New York, New York 10019, or at such other place in the New York City metropolitan area as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the shares of Additional Stock to the Representative for the account of the Representative.

    Certificates for the shares of Additional Stock shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

    It is understood that the Representative, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make any and all the payments required pursuant to this Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Stock to be purchased by such Underwriter or Underwriters. Any such payment by the Representative shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.


    4. OFFERING.   The Underwriters are to make a public offering of the Stock as soon, on or after the date on which the Registration Statement becomes effective under the Act, as the Representative deem it advisable so to do. The Stock is to be initially offered to the public at the public offering price as provided for in Section 3 (such price being hereinafter referred to as the

"public offering price"). After the public offering, the Representative may from time to time increase or decrease the public offering price, in the Representative's sole discretion, by reason of changes in general market conditions or otherwise.


    5.   COVENANTS.

         (a)  The Company covenants that it will:

              (1) Use its best efforts to cause the Registration Statement to become effective under the Act as promptly as possible and notify the Representative immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective under the Act, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus, and (iv) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Act with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b), the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

              (2) During the time when a prospectus relating to the Stock or the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Stock and the Additional Stock in accordance with the provisions hereof and the

         Prospectus. If, at any time when a prospectus relating to the Stock or the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify the Representative and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Act as soon as possible.

              (3) Deliver without charge to each of the Underwriters such number of copies of each Preliminary Prospectus as Underwriters may reasonably request and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Act or a supplement is filed with the Commission, deliver without charge to the Representative two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to each of the Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Representative may request for the purposes contemplated by the Act.

              (4) Endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective under the Act, to qualify the Stock and the Additional Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as the Representative may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

              (5) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its securityholders as soon as practicable, but not later than 45 days after the end of the fiscal quarter in which the first anniversary date of the Registration Statement occurs, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.


              (6) For a period of 18 months after the date on which the Registration Statement shall become effective under the Act, not, without the Representative's prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock), except as provided in Section 3 or as described in the Prospectus and except for (i) the issuance of shares of Common Stock issuable upon the exercise of stock options to purchase up to a aggregate of 500,000 shares of Common Stock which may be granted pursuant to the Company's 1997 Stock Option Plan (the "Plan"), as properly described in the Prospectus, (ii) the issuance of 240,000 shares of Warrant Stock issuable upon exercise of the Representative's Warrants, (iii) the issuance of Common Stock upon the exercise of currently outstanding options and warrants to purchase shares of Common Stock and shares issuable pursuant to stock price guarantees and other incentives in connection with previous acquisitions, joint ventures and employment agreements, (iv) the issuance of shares of Common Stock at least at fair market value in connection with acquisitions by the Company and (v) the issuance of debt securities of the Company and warrants having an exercise price no less than fair market value to the debt holder thereof in connection with a debt financing by the Company.

              (7) For a period of five years after the effective date of the Registration Statement, furnish the Representative without charge the following:

                   (i) within 105 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of changes in cash flows of the Company, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;


                   (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with, or furnished to, the Commission or the NASD, three copies of each annual and interim financial, proxy statements and other reports or communications sent by the Company to its stockholders or filed with, or furnished to, the Commission or the NASD;

                   (iii) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

                   (iv) such additional documents and information with respect to the Company and its affairs as the Representative may from time to time reasonably request; provided, however, that such additional documents and information shall be received by the Representative on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the Federal Securities laws and the Regulations.

              (8) Apply the net proceeds received by it from the offering contemplated by this Agreement in the manner set forth under the heading "Use of Proceeds" in the Prospectus.


              (9) Furnish to the Representative as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Sections 7(f), 7(g) and 7(h) hereof.

              (10) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the date on which the Registration Statement becomes effective under the Act, unless such filing shall comply with the Act and the Regulations and unless the Representative shall previously have been advised of such filing and furnished with a copy thereof, and the Representative and counsel for the Underwriters shall have approved such filing in writing. Until the later of (i) the completion by the Underwriters of the distribution of the Stock (but in no event more than nine months after the date on which the Registration Statement shall have become effective under the Act) and (ii) 25 days after the date on which the Registration Statement becomes effective under the Act, the Company will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or the Prospectus which, in the Representative's sole opinion, may be necessary or advisable in connection with the distribution of the Stock.

              (11) Comply with all filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.


              (12) Comply with all provisions of all undertakings contained in the Registration Statement.

              (13) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of any of them, or this offering, without the Representative's prior written consent.


              (14) If the Principal Stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by the Representative pursuant to Section 5(a)(4) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Stock or the Additional Stock for sale under the "blue sky" or securities laws of any such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

              (15) Make all filings required to maintain the inclusion of the Common Stock on the NNM for a least five years from the date of this Agreement.

              (16) On the Closing Date, sell to the Representative, individually and not as Representative of the Underwriters, at the price of $.001 per warrant, Representative's Warrants to purchase an aggregate of 10% of the Stock, exclusive of the exercise of any portion of the Over-allotment Option, which shall be substantially in the form set forth as an exhibit to the Registration Statement. Each Representative's Warrant shall entitle the holder thereof to purchase one share of Common Stock of the Company at a price equal to 120% of the public offering price per share of Common Stock for a four-year period, commencing one year after the Commission declares the Registration Statement effective. The Representative's Warrant may not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year commencing the date the Commission declares the Registration Statement effective, except that it may be transferred, in whole or in part, to (i) one or more officers and partners of the Representative or Underwriters, as the case may be,
         (ii) a successor to the Representative or Underwriters, as the case may be, (iii) a purchaser of substantially all of the assets of the Representative or Underwriters, as the case may be, or (iv) by operation of law.

              (17) Until expiration of the Representative's Warrant, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representative's Warrants.

              (18) Deliver to the Representative, without charge, no later than six months after the last Additional Closing Date or the expiration of the period during which the Representative may exercise the Over-allotment Option, five (5) sets of bound volumes of the complete Registration Statement and all related materials to the individuals designated by the Representative or counsel to the Underwriters.

              (19) For a period of three years after the effective date of the Registration Statement, provide, at its sole expense, to the Representative copies of the Company's daily transfer sheets, if so requested by the Representative.

              (20) Maintain key-person life insurance from such life insurance Company as reasonably acceptable to the Representative, payable to the Company on the life of Mr. Richard M. Brooks, the Company's Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board, and Mr. Ronald A. Feldman, the Company's Chief Operating Officer, Vice President, Secretary and Treasurer, in the amount of at least $3,000,000 and $1,000,000, respectively, for the period of time equal to the longer of (i) three years from the date on which the Registration Statement becomes effective under the Act and (ii) the terms of the employment agreement between the Company and such officer.

              (21) Use its best efforts, for a period of five years following the date on which the Registration Statement becomes effective under the Act, to cause two persons to be elected to the Company's Board of Directors who are deemed by the Representative, in the Representative's reasonable judgment, to be independent of the Company's management.

              (22) Until the expiration of three years from the date on which the Registration Statement becomes effective under the Act, not effect a change in the independent certified public accountants for the Company unless either the Company has received the prior written consent of the Representative or such substitute independent certified public accountant is one of (i) Arthur Andersen & Co., (ii) Ernst & Young,
         (iii) Price Waterhouse, LLP, (iv) Coopers & Lybrand or (v) KPMG Peat Marwick.


              (23) For a period of three years from the date on which the Registration Statement becomes effective under the Act, the Representative shall have the right to appoint a designee as an observer of the Company's Board of Directors. Such observer will have the right to attend all meetings of the Board of Directors. Such observer shall be entitled to receive reimbursement for all out-of-pocket expenses incurred in attending such meetings, including, but not limited to, food, lodging, transportation, and any fees paid to directors for attending meetings. The Representative shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. The Representative and such observer shall be indemnified to the same extent as the other directors. The Company will use its best efforts to purchase directors and officers insurance in an amount of not less than $2,000,000, with a deductible of not more than $50,000, provided, however, that the Company shall not be required to pay more than $50,000 per year in order to maintain such insurance, and if insurance in such amount is not available at such cost, the Company shall purchase that amount of such insurance which is available at a cost of $50,000 per year. The Company will use its best efforts to extend the coverage of such insurance to the observer.

              (24) For a period of three years from date on which the Registration Statement becomes effective under the Act, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Quarterly Report on Form 10-QSB, and the mailing of quarterly financial information to stockholders.

              (25) Have in effect on the Closing Date the Plan, which will provide for the issuance of options to purchase no more than 500,000 shares of Common Stock of which no more than 10% of the amount of shares of Common Stock shall be outstanding pre-offering. The Company will not grant, for a period of three years following the date on which the Registration Statement becomes effective under the Act, any non-qualified options unless the exercise price thereof on the date of grant is at least equal to the fair market value of the Common Stock on such date. No option granted under such plan shall be exercisable during the first year following grant, and each option shall vest thereafter at the rate of 25% per year.

              (26) For a period of eighteen (18) months after the effective date of the Registration Statement, the Company shall grant the Representative a preferential right to sell in accordance with such stockholders' instructions, within seven (7) business days, for the account of any of the Company's stockholders owning at least five percent (5%) of the Company's Common Stock, any securities sold pursuant to Rule 144 promulgated under the Act.

              (27) During the four-year period commencing one year from the effective date of the Registration Statement, the Company will agree to use its best efforts to register the Representative's Warrants and the Warrant Stock when and if requested by the Representative. These best efforts shall include the preparation and filing of one demand registration statement with respect to the Warrant Stock during such four-year period and maintaining the effectiveness thereof, for nine
         (9) months or such shorter period as may be required for the sale of the Warrant Stock in the open market, at the Company's sole expense (other than underwriter or selling broker costs), including blue sky fees and expenses. The Company agrees that for the period starting at the beginning of the second year and concluding at the end of the seventh year after the effective date of the Registration Statement, the Company will notify all holders of the Representative's Warrants and Warrant Stock of the Company's intention to do another public offering of the Company's securities (whether by the Company or by any security holder of the Company) and, if requested by the holders of the Representative's Warrants, include any Representative's Warrants and Warrant Stock in such offering at the Company's sole cost and expense and maintain the effectiveness thereof for at least twelve
         (12) months ("Piggyback Registration Rights").


              (28) For the two-year period commencing on the effective date of the Registration Statement, the Company and all of its stockholders owning at least five percent (5%) of the shares of the Company's Common Stock either currently or immediately preceding the date of the offering, shall grant the Representative the right of first refusal (on terms at least as favorable as can be obtained from other sources) to act as lead manager, placement agent, or investment banker with respect to any proposed underwritten public distribution or private placement of the Company's securities or any merger, acquisition, or disposition of assets of the Company, if the Company uses a lead manager, placement agent or investment banker or person performing such functions for a fee. The Representative will advise the Company promptly (but in no event later than seven (7) days following the submission to the Representative in writing of any such proposed transaction(s)) of its election to exercise said right. If any such proposal is not accepted by the Representative, but later modified, the Company will resubmit such proposal to the Representative. Should the Representative elect, at any time, not to exercise said right, this will not affect preferential rights for future finances.

    6.   PAYMENT OF EXPENSES.     The Company hereby agrees to pay all expenses
(other than fees of counsel for the Underwriters, except as provided in Section 6(c)) in connection with the following:

         (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, and other underwriting and related agreements and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated;

         (b) the issuance, sale, transfer, and delivery (as applicable) of the Stock and the Additional Stock, including any transfer or other taxes payable thereon;

         (c) the qualification of the Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees for the Underwriters' counsel (in the amount of $35,000 ($50,000 if NNM listing is not obtained)) and the disbursements in connection therewith;

         (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought;

         (e)  any fees relating to the listing of the Common Stock on the NNM;

         (f) the cost of printing certificates representing the shares of Common Stock;

         (g)  the fees of the transfer agent for the Common Stock;

         (h) the cost of publication of "tombstone" advertisements with respect to the offering, which expense shall not be in excess of $50,000 without the Company's consent;

         (i) due diligence expenses and shall pay the Representative $50,000 in connection therewith and

         (j) a non-accountable expense allowance equal to three percent of the gross proceeds of the sale of the Stock and, to the extent Additional Stock is sold, on the gross proceeds of the sale of the Additional Stock (less amounts, if any, previously paid to the Representative in respect of such non-accountable expense allowance) to the Representative on the Closing Date.

    7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock and the Additional Stock, as provided herein, shall be subject, in their reasonable discretion, to the continuing accuracy of the representations and warranties of the Company contained herein in all material respects and in each certificate and document contemplated under this Agreement to be delivered to the Representative, as of the date hereof and as of the Closing Date (or any Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:


         (a) The Registration Statement shall have become effective under the Act not later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative; on or prior to the Closing Date, or any

Additional Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of counsel for the Underwriters. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Regulations.


         (b)At the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

              (1) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company;

              (2) the authorized capital stock of the Company is as reflected in the Registration Statement, of which the Prospectus is a part. Except as disclosed in the Prospectus, each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any statutory preemptive rights of stockholders. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. To the knowledge of such counsel, there is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company. The certificates evidencing the Common Stock are in proper form;

              (3) to the knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to the Company and its subsidiaries or its operations, business, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and can not reasonably be expected in the future to have, a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries. To the knowledge of such counsel, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default;

              (4) to the knowledge of such counsel, neither the Company nor any other party is now, or is expected by the Company to be in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and, to the knowledge of such counsel, each such contract, agreement, instrument, lease, license, arrangement, or understanding is in full force and effect and is the valid, legal, and binding obligation of the parties thereto and is enforceable in accordance with its terms;

              (5) the Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws, as those documents have been amended or restated;

              (6) the Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Representative's Warrant. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. To the knowledge of such counsel, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Representative's Warrants (except filings under the Act which have been made or will be made before the Closing Date or Additional Closing Date, as the case may be, and filings and consents consisting only of filings and consents under "blue sky" or securities laws). No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Representative's Warrants; and the execution, delivery, and performance of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel, violate or result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company.

              (7) to the knowledge of such counsel, the Company has filed with the Commission on a timely basis all filings required of a company whose securities have been registered under the Exchange Act. To the knowledge of such counsel, none of the Company's Exchange Act Filings contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

              (8) each share of Stock to be delivered on the Closing Date is validly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and is not issued in violation of any preemptive rights of stockholders, and assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the State of New York, the Underwriters will receive good title to the shares of Stock purchased by them, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Additional Stock is validly authorized and when issued and delivered in accordance with the terms hereof, will be fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and upon delivery of the Additional Stock in accordance with the terms of the Over-allotment option, assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the state of New York, the Underwriters will receive good title to the shares of Additional Stock purchased by them, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholder's agreements and voting trusts. The Common Stock, the Stock, and the Additional Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus;

              (9) the Warrant Stock is validly authorized and has been duly and validly reserved for issuance pursuant to the terms of the Representative's Warrants. The Representative's Warrants have been duly and validly executed and delivered. The Warrant Stock, when issued and delivered in accordance with the Representative's Warrants, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders. The Representative, and any other holders of the Representative's Warrants, assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the State of New York, will receive good title to the securities purchased by them upon exercise of the Representative's Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Representative's Warrants and the Warrant Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus;

              (10) to the knowledge of such counsel, each contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein, and each contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

              (11) insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized in all material respects;

              (12) the Company is not an "investment company" as defined in
    Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Prospectus, will not become an "investment company" and will not be required to be registered under the Investment Company Act;

              (13) to the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement except as described in the Prospectus; and

              (14) such counsel has been advised by the Commission that the Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the Regulations, including the applicable time periods set forth therein, or such filing is not required. To the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened. On the basis of the participation of such counsel in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, such counsel has no knowledge that (other than financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion): (A) the Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto, does not appear on its face to comply as to form in all material respects with the requirements of the Act and the Regulations; (B) any of the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) since the effective date of the Registration Statement, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.


         In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of Delaware, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the

Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and the Underwriters is reasonable;
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such opinions, certificates, or statements shall be annexed as exhibits to the opinion of counsel for the Company.


         (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained in all material respects, or as the Representative may reasonably request.

         (d) At the Closing Date or any Additional Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Act, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus, (iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation shall be pending, threatened, or in prospect (or any basis therefor) with respect to the Company or any of its respective operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs, of the Company and its subsidiaries taken as a whole and (iv) the Stock shall have been approved for listing on the NNM.

         (e) At the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a certificate of the chief executive officer, the chief financial officer, and the chief accounting officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that among other things (i) the conditions set forth in Sections 7(a) and 7(d) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all materials respects, and (iii) as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representative, with reproduced copies or signed counterparts thereof for each of the Underwriters, from Deloitte & Touche, LLP, independent certified public accountants for the Company, dated the date of delivery:

              (1) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the published Regulations and stating that the answer to Item 13 of the Registration Statement is correct insofar as it relates to them;

              (2) stating that, in their opinion, the consolidated financial statements and schedules of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

              (3) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited consolidated interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein; (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available consolidated monthly financial statements of the Company or as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which the Representative in its sole discretion shall accept, or (C) there was any decrease in consolidated net sales, net earnings, or net earnings per share of Common Stock of the Company, during the period from the date of such balance sheet to the date of the latest available consolidated monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in the preceding fiscal year, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which the Representative in its sole discretion shall accept; and


              (4) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (g) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representative, with reproduced copies or signed counterparts thereof for each of the Underwriters, from Fishbein & Company, P.C., independent certified public accountants for the Company and its subsidiaries for each of the two years in the period ended June 30, 1996, dated the date of delivery:

              (1) confirming that they were, during the period covered by their report(s) included in the Registration Statement and the Prospectus, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the published Regulations and stating that the answer to Item 13 of the Registration Statement is correct insofar as it relates to them;

              (2) stating that, in their opinion, the consolidated financial statements and schedules of the Company and it subsidiaries included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

              (3) stating that there has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or its subsidiaries on a consolidated basis from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

         (h) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representative, with reproduced copies or signed counterparts thereof for each of the Underwriters, from Terry H. Jones, CPA, independent certified public accountants for the Triple A Security Systems, Inc., a company acquired by the Company on September 30, 1997 ("Triple A"), for each of the two years in the period ended December 31, 1996, dated the date of delivery:

              (1) confirming that they were, during the period covered by their report(s) included in the Registration Statement and the Prospectus, independent certified public accountants with respect to Triple A within the meaning of the Act and the published Regulations and stating that the answer to Item 13 of the Registration Statement is correct insofar as it relates to them;

              (2) stating that, in their opinion, the consolidated financial statements and schedules of Triple A included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

              (3) stating that there has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Triple A on a consolidated basis from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

         (i) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Stock and the Additional Stock shall be satisfactory in form and substance to the Representative and to counsel for the Underwriters, and the Representative shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as the Representative may reasonably request.

         (j) The NASD, upon review of the terms of the public offering of the Stock and the Additional Stock, shall not have objected to the Underwriters' participation in such offering.

         (k) Prior to or on the Closing Date, the Company shall have entered into the Representative's Warrants with the Representative.

         Any certificate or other document signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representative may, on behalf of the Underwriters, may terminate this Agreement or, if the Representative so elect, in writing waive any such conditions which have not been fulfilled or extends the time for their fulfillment.

    8.   INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claims and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in

(A) the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock or the Additional Stock under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement. Notwithstanding the foregoing, in no event shall the indemnification agreement contained in this Section 8(a) inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Stock upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such preliminary prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person, provided, however, that (i) sufficient quantities of such Prospectus have been delivered to the Underwriters to deliver to investors having had received a preliminary prospectus and (ii) the Company has advised in writing the Underwriters (A) that such Prospectus materially differs from such preliminary prospectus and (B) to deliver the Prospectus to such investors.

         If any action is brought against an Underwriter or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Representative and Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Stock or the

Additional Stock, the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or any application.


         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or on any application in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, as the case may be; provided, however, that the obligation of the Representative to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of shares of Stock and Additional Stock underwritten by the Representative and the public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, and in respect of which indemnity may be sought against the Representative pursuant to this Section 8(b), the Representative shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company) as one entity and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; in such proportions as are appropriate to reflect the relative benefits received by the Company and the Underwriters in the aggregate; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company and the Underwriters in the aggregate shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Stock (net of underwriting discounts and commissions but before deducting expenses) received by the Company (y) the total proceeds of the offering of the Additional Stock (net of underwriting discounts and commissions but before deducting expenses), and (z) the underwriting discounts, commissions and expense reimbursements received by the Underwriters in the aggregate, in each case as set forth in the table on the cover page of the Prospectus and in the footnotes thereto. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default in their obligations under this Section 8(c).
No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

    9.   DEFAULT BY AN UNDERWRITER.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Stock or Additional Stock hereunder, and if the number of shares of Stock or Additional Stock to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Stock or Additional Stock to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.


         (b) If such defaults exceed in the aggregate 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representative may, in the Representative's discretion, arrange for itself or for another party or parties to purchase such shares of Stock or Additional Stock, as the case may be, to which such default relates on the terms contained herein. If the Representative does not arrange for the purchase of such shares of Stock or Additional Stock, as the case may be, within five (5) business days after the occurrence of defaults relating to in excess of 10% of the Stock or the Additional Stock, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties reasonably satisfactory to the Representative to purchase such shares of Stock or Additional Stock, as the case may be, on such terms. If the Representative or the Company with respect to the Stock or Additional Stock do not arrange for the purchase of the shares of Stock or Additional Stock, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by the Representative or by the Company with respect to the Stock or Additional Stock, in each case without liability on the part of the Company (except that the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.


         (c) If the shares of Stock or Additional Stock to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company with respect to the Stock or Additional Stock or the Representative shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Stock or the Additional Stock, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Stock and Additional Stock actually purchased by it as a result of its original commitment to purchase Stock and Additional Stock and its purchase of shares of Stock or Additional Stock pursuant to this Section 9.

    10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, any Underwriter or any indemnified person, or by, or on behalf of, the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Stock and the Additional Stock to the several Underwriters. In addition, the provisions of Sections 5(a)(1), 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

    11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.


         (a) This Agreement shall become effective at 9:30 A.M., New York City local time, on the first full business day following the day on which the Registration Statement becomes effective under the Act or at the time of the public offering by the Underwriters of the Stock, whichever is earlier. The time of the public offering shall mean the time, after the Registration Statement becomes effective under the Act, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Stock or the time, after the Registration Statement becomes effective under the Act, when the Stock is first released by the Representative for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(d) before the time this Agreement becomes effective under the Act.

         (b) If the purchase price of the Stock has not been determined as provided for in Section 3 prior to 4:30 p.m., New York City local time, on the third full business day after the date the Registration Statement becomes effective under the Act, this Agreement may be terminated at any time thereafter either by the Representative or by the Company by giving notice to the other unless before such termination the purchase price for the Stock has been so determined. If the purchase price of the Stock has not been so determined prior to 4:30 p.m., New York City local time, on the tenth full business day after the date the Registration Statement becomes effective under the Act, this Agreement shall automatically terminate forthwith.


         (c) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, the Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to any Additional Closing Date, by giving notice to the Company, (i) if any domestic or international event, act, or occurrence has materially disrupted, or, in the Representative's opinion, will in the immediate future materially disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or
(iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or
(vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Stock or the Additional Stock, as the case may be; or
(viii) if any key person designated in Section 5(a)(20) is rendered disabled or dies or otherwise becomes unable to function in his official capacity at the Company; or (ix) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (x) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive any orders, rules, or regulations, which the Representative believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the market for the Common Stock; or (xi) if there shall have been such change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the Representative's judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

         (d) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement, the Representative shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.


         (e) Anything in this Agreement to the contrary notwithstanding other than Section 11(f), if this Agreement shall not become effective by reason of an election by the Representative pursuant to this Section 11 the sole liability of the Company to the Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse the Underwriters for such out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Stock and the Additional Stock, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Representative for the respective accounts of the Underwriters. Anything in this Agreement to the contrary notwithstanding other than Section 11(f), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the Underwriters other than for obligations assumed by the Company pursuant to Section 6.

         (f) If the offering does not proceed as a result of a termination by the Company prior to the initial filing of the Registration Statement (a "Pre-Filing Termination"), the Company shall pay the Representative all of the Representative's reasonable and accountable expenses through such date up to a maximum of $125,000; provided, however, that if there shall be a Pre-Filing Termination and within a period ending one year after such termination, the Company shall file a registration statement with the Commission using an underwriter not currently affiliated with the Representative or shall effect a private placement of equity securities using a placement agent not currently affiliated with the Representative with unaffiliated investors of the Company (a "Financing Transaction"), the Company shall, in addition to the payment provided for in the first part of this sentence, use its best efforts to cause the Representatives to act as the co-managing underwriter or placement agent in such transaction. If, after the filing of the Registration Statement and before the declaration of effectiveness of the Registration Statement, the offering does not proceed for any reason (a "Post-Filing Termination"), the Company shall pay the Representative all of the Representative's reasonable and accountable expenses incurred through such date.


         (g) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

    12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to such Underwriter, c/o Hampshire Securities Corporation, 640 Fifth Avenue, New York, New York 10019, Attention: Mr. Richard Abbe, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attention: Robert H. Cohen, Esq.; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, Response USA, Inc., 11-H Princess Road, Lawrenceville, New Jersey 08648, Attention: Richard M. Brooks, Chief Executive Officer and President, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Kenneth R. Koch, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

    13. PARTIES. The Representative represents that it is authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by the Representative on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company, and the persons and entities referred to in
Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Stock or the Additional Stock), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

    14.  CONSTRUCTION.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

    15.  CONSENT TO JURISDICTION.      The Company irrevocably consents to the
jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

    If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,

                                       RESPONSE USA, INC.


                                       By:
                                           ------------------------------------

                                            Name:
                                            Title:





ACCEPTED AS OF THE DATE FIRST ABOVE
WRITTEN IN NEW YORK, NEW YORK

HAMPSHIRE SECURITIES CORPORATION*



By:
    ------------------------------------
    Name:
    Title:

*ON BEHALF OF ITSELF AND THE OTHER SEVERAL
  UNDERWRITERS NAMED IN SCHEDULE I HERETO.

                                      SCHEDULE I




                                                           Total
                                                           Number
                                                           of Shares
                                                           of Common Stock
                                                           to be
    Underwriter                                            Purchased
    -----------                                            ---------

Hampshire Securities Corporation . . . . . . .





                     Total . . . . . . . . . . . . . .
                                                           =========
                                                           2,400,000